Exhibit 5.2

[LETTERHEAD OF BAKER & MCKENZIE LLP]

February 12, 2008

RadiSys Corporation

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

Ladies and Gentlemen,

We have acted as securities counsel to RadiSys Corporation, an Oregon corporation (the “Company”), in connection with the registration statement on Form S-3 (Registration No. 333-146977), including the prospectus dated November 7, 2007, as supplemented by the prospectus supplement dated February 6, 2008, filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) (the registration statement, as amended to date, is hereafter referred to as the “Registration Statement”). The Registration Statement relates to the public offering of $55,000,000 aggregate principal amount of 2.75% Convertible Senior Notes due 2013 of the Company (the “Notes”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Restated Articles of Incorporation and the Restated Bylaws of the Company, each as amended to the date hereof (the “Charter Documents”), (ii) resolutions adopted by the Board of Directors of the Company and the Financing Committee of the Board of Directors authorizing the issuance of the Notes and related matters (the “Resolutions”), (iii) the Registration Statement and all exhibits thereto, (iv) the form of the Indenture, dated February 12, 2008, between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture between the Company and the Trustee, dated as of the date thereof, providing for the issuance of the Notes (the “Indenture”), and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so and (v) any document under which, if applicable, the Notes may be issued have been or will have been duly authorized, executed and delivered by persons with authority to sign in such capacity.

Based on the foregoing, we are of the opinion that, when the Notes shall have been executed and authenticated as specified in the Indenture and offered and sold as described in the Registration Statement, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

The foregoing opinion is limited in all respects to the corporate laws of the State of New York and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. With respect to all matters of Oregon law, we note that you are being provided with the opinion, dated on or about the date hereof, of Stoel Rives LLP, Oregon counsel to the Company. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Oregon and that, where applicable, the issuance or delivery by the Company of any shares of its common stock upon exercise or otherwise pursuant to the terms of the Notes will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with Oregon law and pursuant to the authority granted in the Resolutions and that the authority granted in the Resolutions will remain in effect at all relevant times. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Notes or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP